UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2013

DETHRONE ROYALTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-170393	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5137 E. Armor St., Cave Creek, AZ 85331

(Address of principal executive offices) (Zip code)

602.326.8290

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On April 30, 2013, Dethrone Royalty Holdings, Inc. (the “Company”), sold an 18% Senior Convertible Debenture in the principal amount of $60,000 (the “Debenture”).   The Debenture matures on April 30, 2014 and has an interest rate of 18% per annum payable monthly and on each conversion date.  The conversion price of the Debenture is 65% of the average of the lowest three closing bid prices of the Common Stock for the twenty trading days immediately prior to the conversion date.

Upon an Event of Default (as defined in the Debenture), the outstanding principal amount of the Debenture plus accrued but unpaid interest, liquidated damages and other amounts owing on the Debenture through the date of the acceleration shall become at the Debenture holder’s election immediately due and payable in cash at the Mandatory Default Amount (as defined in the Debenture).   Commencing five days after the occurrence of an Event of Default that results in the eventual acceleration of the Debenture, the interest rate on the Debenture shall accrue at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law.

In connection with the sale of the Debenture, on April 30, 2013 (the “Initial Exercise Date”) the Company issued the purchaser of the Debenture a warrant to purchase 3,726,708 shares of the Company’s common stock at an exercise price of $.03 per share (subject to adjustment as provided in the debenture).   The Warrant is exercisable on a cashless basis (as provided in the Warrant) and as a result there is no assurance that any part of the Warrant will be exercised for cash.  The warrant terminates three years from the Initial Exercise Date and on such date the Warrant shall be automatically exercised via cashless exercise.

The foregoing descriptions of the Debenture and Warrant referred to above do not purport to be complete and are qualified in their entirety by reference to these agreements, copies of which are  attached to this Current Report on Form 8-K and incorporated into this Item by reference.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933 since, among other things, the transaction did not involve a public offering.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
4.1	18% Senior Convertible Debenture
4.2	Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DETHRONE ROYALTY HOLDINGS, INC.

Dated: May 3, 2013	By:	/s/ Toby McBride
Name: Toby McBride
Title: Chief Executive Officer